1Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation THE PATHWARD STORY UPDATED OCTOBER 21, 2026

2Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation This investor update contains “forward-looking statements” which are made in good faith by Pathward Financial, Inc. (“Pathward” or the “Company”) pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “target,” or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results, including our performance expectations and fiscal 2027 financial guidance; our fiscal 2027 goals and strategy; progress on key strategic initiatives; future performance and business prospects; our value proposition, including opportunities for revenue growth; expected results of our partnerships; impacts of our improved data analytics, underwriting and monitoring processes; impacts of our evolved operating model; expectations with respect to credit performance; expected nonperforming loan resolutions and net charge-off rates; the performance of our securities portfolio; the impact of card balances related to government stimulus programs; customer retention; loan and other product demand; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for credit losses; and technology, including impacts of technology investments. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate, and changes in international trade policies, tariffs and treaties affecting imports and exports, and their related impacts on macroeconomic conditions, customer behavior, funding costs and loan and securities portfolios; changes in tax laws; trade disputes, barriers to trade or the emergence of trade restrictions; the strength of the United States' economy, and the local economies in which the Company operates; adverse developments in the financial services industry generally such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; inflation, market, and monetary fluctuations; our liquidity and capital positions, including the sufficiency of our liquidity; the timely and efficient development of new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value and acceptance of these products and services by users; the ability of the Company’s subsidiary Pathward®, N.A. to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance businesses; the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with and any actions which may be initiated by our regulators, and any related increases in compliance and other costs; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer borrowing, spending and saving habits; losses from fraudulent or illegal activity; technological risks and developments and cyber threats, attacks or events; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; the potential adverse effects of unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts, government shutdowns, weather-related disasters, or public health events, such as pandemics and any governmental or societal responses thereto; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2025 (“FY2025”) and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update, revise or clarify any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason, except as required by applicable law. This presentation includes certain adjusted non-GAAP financial measures, which are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and exclude the impact of certain items. Management uses these non-GAAP financial measures to evaluate the Company’s performance and manage its operations and believes such measures to be helpful in understanding the Company's results of operations or financial position. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to or substitutes for, the most directly comparable GAAP financial measures, as reconciled in the below tables. Additionally, such non-GAAP financial measures may not be comparable to or calculated in the same manner as similarly titled measures used by other companies. FORWARD LOOKING STATEMENTS

3Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Since our founding, we have worked to advance financial inclusion. We seek out diverse partners, including fintechs, affinity groups, government agencies, and other banks and work with them to identify markets where people and businesses are underserved. Our national bank charter, coordination with regulators, and focus on risk and compliance allow us to guide our partners and deliver financial products, services and funding to the people and businesses who need them the most. We are powering financial inclusion. AT PATHWARD®, LEADING THE WAY TO FINANCIAL ACCESS IS THE HEART OF OUR BUSINESS.

4Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation BUILDING A DIVERSIFIED COMPANY DEDICATED TO FINANCIAL EMPOWERMENT FOR INDIVIDUALS AND BUSINESSES 1993 Listed on Nasdaq: CASH 2015 / 2016 Entered Tax Services business by acquiring Refund Advantage, SCS, and EPS Financial 2020 Completed sale of Retail Bank division to focus on national banking operations and payments Developed a governance structure that aligns with key sustainability efforts Converted to National Bank Charter 2004 Created Prepaid Card Sponsorship business - now Payments Sponsorship 2014 Acquired AFS/IBEX, an insurance premium finance company 2018 Acquired Crestmark Bancorp, a commercial lending company Deposits from Payments Sponsorship business grew dramatically, funding substantial investments in securities, treasuries, and the bond portfolio. 1954 Founded as a savings and loan bank 2021 Sold Meta trademarks and began rebranding initiative 2022 Completed rebranding as Pathward Financial 2024 Completed sale of Insurance Premium Finance business line to focus on higher return on asset verticals Note: Timeline and years presented are on a calendar year basis.

5Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Issuing Fee income and stable deposits Acquiring Fee income Financial Institution Solutions Fee income Warehouse Finance Interest income Tax Solutions Fee income and interest income Working Capital Interest income Equipment Finance Fee income and interest income Structured Finance Fee income and interest income Credit Sponsorship Fee income and interest income PAYMENTS SPONSORSHIP LENDING RESILIENT BUSINESS MODEL WITH DIVERSIFIED REVENUE Digital Payments Fee income

6Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Issuing Acquiring Digital Payments Financial Institution Solutions Tax Solutions A leading debit and prepaid card issuer sponsoring partner programs Partner with a network of tax preparers offering a variety of products Partner with financial institutions to offer additional financial services Enable partners to move money quickly, efficiently and at a large scale across multiple payment rails Accepting and processing merchant payments with our partners PAYMENTS SPONSORSHIP COLLABORATES WITH PARTNERS TO INNOVATE

7Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation PATHWARD LENDS ACROSS VARIOUS SOLUTIONS Ready cash for liquidity needs to new or growing companies in cyclical or seasonal industries Provide access to equipment financing, through loans and leases, without sacrificing cash flows Assist small to large businesses and rural borrowers with alternative energy financing, conventional loans, as well as SBA and USDA lending to fund growth, expansion and refinancing Working Capital Equipment Finance Structured Finance Senior asset-backed warehouse credit lines to provide capital to small businesses and consumers Warehouse Finance Enable partners’ lending solutions to serve diverse credit needs Credit Sponsorship

8Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Record of strong earnings growth and profitability above banking industry averages Excess capital generating business enables ongoing return of value to stockholders 2 3 41 5 Experienced leader in fast- growing payments sector, with diversified portfolio of high-quality financial partners Resilient commercial finance loan portfolio produces attractive returns throughout economic cycles Consultative risk and compliance capabilities with advantageous national bank charter INVESTMENT HIGHLIGHTS

9Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Earnings Per Common Share Return on Average Assets Total Revenue2 ($ in millions) 1FY22 reflects GAAP and non-GAAP adjusted earnings. FY23-FY26 display GAAP earnings as the net adjustments for the periods are insignificant. See appendix for non-GAAP reconciliations. 2FY22 and FY23 includes $50.0 million and $10.0 million gain on sale of trademarks, respectively. 3Peer data includes commercial insured banks with assets between $3-10 billion. Return on average assets information gathered from the Federal Financial Institutions Examination Council database. 1 2 3 4 5 $797 $840 $822 2022 2023 2024 2025 2026 $618 $728 Gain on sale of trademarks 2.05% 2.40% 2.46% 2.30% 1.81% 2022 2023 2024 2025 2026 2.13% ROAA inclusive of one-time items Peer average3 44.58% 47.89% 38.75% 32.89% 29.73% 2022 2023 2024 2025 2026 35.01% EPS inclusive of one-time items Return on Average Tangible Equity RECORD OF STRONG EARNINGS GROWTH & PROFITABILITY1 $5.24 $7.20 $7.87 $8.14 2022 2023 2024 2025 2026 $5.09 CAGR +12% ROATE inclusive of one-time items

10Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 1 2 3 4 5 $44.8M TOTAL DIVIDENDS PAID 2Q19 to 4Q26 $948.8M TOTAL SHARE REPURCHASES 2Q19 to 4Q26 $993.6M TOTAL CAPITAL RETURNED 2Q19 to 4Q26 TRACK RECORD OF STRONG EARNINGS GROWTH AND RIGHT-SIZED BALANCE SHEET ENABLES ONGOING RETURN OF CAPITAL

1 2 3 4 5

PATHWARD SERVES AS A HUB OF THE PAYMENTS ECOSYSTEM


Debit/Credit Networks
Fed / Settlement
Financial Institution Clients
pathward
Issuing/Acquiring/ Originating Bank
ATM Sponsorship
End User
Card Holder / Consumer
End User
Merchants
FinTech / Program Manager Partners
Processor
Issuing
Processor
Acquiring
Regulatory/Compliance Oversight
OCC Primary Regulator

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 11

12Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Fiscal Year End Commercial Finance Loan Balances ($ in millions) 2026 1.17% 2006 1.72% 2007 1.10% 2008 1.17% 2009 1.61% 2010 0.68% 2011 0.04% 2012 0.69% 2013 0.67% 2014 0.36% 2015 -0.01% 2016 0.33% 2017 0.67% 2018 0.78% 2019 0.50% 2020 0.67% 2021 0.56% 2022 0.66% 2023 0.49% 2024 0.52% Fiscal Year Net Charge Off % 1 2 3 4 5 Pathward Acquires Crestmark Insurance premium finance portfolio moved to held for sale during 4QFY24 2025 0.64% COMMERCIAL FINANCE PORTFOLIO CONTINUES TO GROW WITH A FOCUS ON RISK ADJUSTED RETURNS $113 $92 $140 $158 $207 $324 $368 $414 $474 $591 $665 $858 $1,510 $1,916 $2,308 $2,725 $3,025 $3,727 $3,296 $3,924 $4,441 Crestmark results are reflected for the years 2006 through 2017.

13Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 1 2 3 4 5 RISK AND COMPLIANCE CAPABILITIES Enterprise Risk Management Pathward’s Enterprise Risk Management (ERM) program applies corporate governance to risk-taking activities. The ERM program sets strategy across the enterprise and works closely with the lines of business to ensure that risks are appropriately identified and managed. Business Continuity Management Business Continuity Management (BCM) sets standards and testing to ensure our Company remains resilient in case of disaster. Pathward’s standards comply with Federal Financial Institutions Examination Council (FFIEC) and Office of the Comptroller of the Currency (OCC) guidance. Third-Party Risk Management Just as Pathward’s ERM program oversees our own actions, our Third-Party Risk Management program ensures that our third-party relationships are controlled and mitigated. Our policy and strategy encourage us to protect the Company from risk, monitor third-party activities, and report risk events. Bank Secrecy Act / Anti-Money Laundering To protect our customers, partners and the Company from the risks of fraud, money laundering, terrorist financing and other illicit activity, Pathward’s compliance programs are designed to support our compliance with all federal programs and sanctions.

14Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation QUARTERLY INVESTOR UPDATE FOURTH QUARTER AND F ISCAL YEAR 2026

15Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation FIVE YEARS OF PURPOSE-DRIVEN PROGRESS A milestone made possible by the dedication of our employees and a strategy anchored in our purpose. Navigated COVID-19 Helped lead the Company through unprecedented times while continuing to deliver the same level of service to partners and customers. Rebranded as Pathward Unified the Company under a single brand and a clear purpose: financial inclusion. Reshaped the balance sheet Strategically repositioned the balance sheet and evolved the business model. Strengthened the platform Became a trusted platform that enables our partners to thrive by investing in people, processes, and technology.

16Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation TRUSTED PLATFORM THAT ENABLES OUR PARTNERS TO THRIVE Maintain an optimized balance sheet Technology to facilitate evolution and scalability People and culture are important assets Mature risk and compliance framework Client experience

17Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation ($ IN MILLIONS) SOLID PERFORMANCE IN CORE BUSINESSES, DELIVERING HIGHER COMMERCIAL FINANCE INTEREST INCOME AND NONINTEREST INCOME… 1. Reflects Q4 FY 2025 interest income of the loans included in the credit sponsorship portfolio sale in October 2025. Net Interest Income Noninterest Income $0.8 $5.7 4Q2025 -$11.9 Sale of Credit Sponsorship Loans1 -$1.6 Investment Portfolio Credit Sponsorship -$3.6 Other Commercial Finance $0.3 Interest Expense 4Q2026 $128.0 $117.6 $1.2 $0.5 $0.4 $4.6 $3.5 4Q2025 Secondary Market Revenue Other Income Tax Products -$3.4 Rental Income Core Card and Deposit Fees Servicing Fees on Custodial Deposits 4Q2026 $58.8 $65.6

18Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation $38.8 $38.6 Q4 2025 Q4 2026 0% Net Income Attributable to Parent $1.69 $1.85 Q4 2025 Q4 2026 +9% Earnings per Diluted Share $144.8 $129.7 Q4 2025 Q4 2026 -10% Noninterest Expense ($ IN MILLIONS, EXCEPT PER SHARE DATA) …COMBINED WITH DISCIPLINED EXPENSE MANAGEMENT

19Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation ($ IN MILLIONS, EXCEPT PER SHARE DATA) FULL YEAR RESULTS FOR FISCAL 2026 $511.8 $474.9 FY 2025 FY 2026 -7% Net Interest Income $560.1 $529.5 FY 2025 FY 2026 -5% Noninterest Expense $328.1 $347.2 FY 2025 FY 2026 +6% Noninterest Income $185.9 $175.7 FY 2025 FY 2026 -5% Net Income Attributable to Parent $7.87 $8.14 FY 2025 FY 2026 +3% Earnings per Diluted Share

20Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation $5,886.9 $5,691.6 Q4 FY 2025 Q4 FY 2026 -3% DEPOSITS 1 Period ending ($ in millions) 1. Does not include custodial deposits. • Average Q4 FY 2026 custodial deposits held in custody at program banks of $646 million compared to $237 million during the prior-year period. • $630 million of custodial deposits as of September 30, 2026 compared to $210 million as of September 30, 2025. • Deposits modestly decreased at September 30, 2026 when compared to the prior-year period. DEPOSIT BASE SUPPORTS ASSET GROWTH

21Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation $4,664.9 $5,084.6 Q4 FY 2025 Q4 FY 2026 9% TOTAL LOANS AND LEASES Period ending ($ in millions) Q4 FY2025 Q1 FY2026 Q2 FY2026 Q3 FY2026 Q4 FY2026 $1,282.9 $1,891.0 $1,311.2 $1,863.6 $2,210.6 TOTAL LOANS AND LEASES ORIGINATIONS1 Period ending ($ in millions) Equipment Finance Working Capital Structured Finance Credit Sponsorship 1. Total loan originations excludes certain portfolios such as warehouse finance, tax services, joint ventures, and other commercial finance loans. Includes new loan originations only. Does not include draws, loan and lease renewals, or purchases. TOTAL LOANS AND LEASES INCREASED FROM Q4 2025 • Period ending balance increase of 9% was driven by the commercial finance portfolio. • $2.2 billion in loans and leases originations1 during the quarter compared to $1.3 billion in the prior year quarter.

22Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation $1,053 $750 $630 $382 $162 $105 1. These custodial deposits can be brought back on balance sheet, as needed, as they are immediately callable. ($ in millions) 281,562 2,092,199 Q4 FY 2026 FY 2026 Share RepurchasesLiquidity Sources $3,082 Custodial Deposits1 Cash and Cash Equivalents Unpledged Investment Securities FHLB Borrowing Capacity Fed Discount Window Funds Unsecured Funding and Other Wholesale Funding Options STRONG BALANCE SHEET ALLOWS FOR RETURN OF CAPITAL TO SHAREHOLDERS

23Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 1. Information on this slide is presented as of October 21, 2026, reflects the Company’s updated financial outlook, certain of the Company’s financial targets, and key assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The guidance for fiscal 2027, the Company’s financial targets and key economic assumptions contain forward-looking statements and actual results or conditions may differ materially. See the information set forth below the heading "Forward Looking Statements" on slide 2 of this presentation. FISCAL YEAR 2027 GUIDANCE1 $9.50 - $10.00 EPS Assumes no additional rate changes during the year Effective tax rate of 18% to 22% Secondary market revenues of $5 - $7 million per quarter Includes expected share repurchases

24Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Q&A

25Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Refund Transfer Product Fees 14%Refund Advance and Other Tax Product Fees 17% Card and Deposit Fees 40% Rental Income 12% Secondary Market Revenue 10% Other Income 7% FULL YEAR 2026 NONINTEREST INCOME BREAKDOWN . Noninterest income 42% Net interest income 58% FULL YEAR 2026 REVENUE BREAKDOWN • Noninterest income represents 42% of year-to- date total revenue. • Majority of noninterest income fees are generated by the Company’s Payments Sponsorship capabilities. • The majority of Company’s tax season revenue is recorded as noninterest income during the second quarter of each fiscal year. • Pathward’s large fee income base provides stability through interest rate and credit cycles, while propelling continued revenue growth. DIVERSIFIED NONINTEREST INCOME STREAMS

COST OF DEPOSITS

- During Q4 FY2026, approximately 67% of the deposit balances were subject to variable card processing expenses, derived from contractual agreements with certain Payments Sponsorship relationships tied to a rate index, typically the Effective Fed Funds Rate.
- These costs reprice immediately upon a change in the applicable rate index, leading to an instant cost change as compared to the earning-asset yields that will generally experience a lag in repricing.
- As of September 30, 2026, Pathward also managed $630 million in custodial deposits and earned $6.1 million of recordkeeping servicing fee income during fiscal fourth quarter. That income is also typically reflective of the Effective Fed Funds Rate.

COST OF DEPOSITS



3.67%
1.40%
0.23%
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26
2Q26
3Q26
4Q26
Adjusted Cost of Deposits1
Cost of Interest Bearing Deposits
Quarterly Average Effective Fed Funds Rate

1. Adjusted Cost of Deposits represents cost of total deposits with the additional incorporation of the Company's noninterest variable card processing expenses impacted by interest rates associated with deposits on the Company's balance sheet. See appendix reconciliation of non-GAAP financial measures.

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 26

LOAN PORTFOLIO INTEREST RATE SENSITIVITY

- As of September 30, 2026, $3.5 billion, or 72% of loans and leases, contained floating or variable interest rates. Of these, $2.5 billion are tied to Fed Funds or Prime, with the remaining tied to either SOFR or the CMT.
- Remain focused on prudent growth in the commercial finance loan portfolio.
- 4Q FY 2026 NIM decreased while adjusted NIM[2] increased compared to the prior-year period.
- $1.2 billion securities portfolio provides cash flow for future commercial finance loan growth.

TOTAL LOAN AND LEASE PORTFOLIO PRICING ATTRIBUTES[1]



4%
24%
72%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable

NET INTEREST MARGIN AND LOAN YIELDS



9.18% 9.10% 9.27% 9.61% 9.64% 9.55% 9.54% 9.33% 9.25% 8.56% 8.43% 7.99% 8.23%
6.73% 6.72% 6.77% 7.26% 7.32% 7.38% 7.12% 7.43% 7.46% 6.95% 6.63% 6.59% 6.79%
4.94% 4.72% 4.73% 5.08% 5.23% 5.25% 5.09% 5.33% 5.43% 5.56% 5.32% 5.27% 5.51%
4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26
NIM
Adjusted NIM2
Loan Yields

1. Fixed rate loans and leases are shown for contractual periods; 2. Includes contractual, rate-related processing expense associated with deposits on the Company's balance sheet and excludes the gross interest income on credit sponsorship loans. See appendix for reconciliation to most directly comparable GAAP measure.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 27

28Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 7.66% Q4 FY 2026 Quarterly Yield1 11% Of Loan Portfolio Lending Solution Balance Sheet Category 4Q25 3Q26 4Q26 Equipment Finance (large ticket) Lease financing $107.6 $87.3 $103.7 Term lending 522.3 446.7 437.6 Equipment Finance (small ticket) Lease financing 0.2 0.1 0.1 Term lending 60.3 29.8 22.6 TOTAL $690.4 $563.9 $564.0 1. Interest income does not include any potential gain(loss) on sale of equipment that was previously on a lease. ($ in millions) • Loan and lease financing to provide access to needed equipment • Focus on equipment critical to business operations • Borrowers are mostly investment grade companies • Primarily fixed rate loans and leases • Flexibility to sell direct originations to secondary market EQUIPMENT FINANCE LENDING

29Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 10.45% Q4 FY 2026 Quarterly Yield 18% Of Loan Portfolio Lending Solution Balance Sheet Category 4Q25 3Q26 4Q26 Working Capital Asset-based lending $593.3 $697.7 $697.2 Factoring 217.5 220.0 213.9 TOTAL $810.8 $917.7 $911.1 ($ in millions) • Provides working capital for companies to meet short-term operational requirements • Primarily variable rate loans with majority of floors at or above 6% • Bank has dominion of funds on all borrowers • Heavily collateral-managed • Historically excels during economic downturns WORKING CAPITAL LENDING

STRUCTURED FINANCE
LENDING

- Funding small to large businesses, including rural borrowers
- SBA, USDA, and conventional loans with fixed or variable interest rates
- Debt refinance, leveraged acquisitions, and alternative energy project finance
- SBA and USDA guarantees can be sold on the secondary market

7.30%
Q4 FY 2026 Quarterly Yield[1]

57%
Of Loan Portfolio

($ in millions)

Lending Solution	Balance Sheet Category	4Q25	3Q26	4Q26
Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	$242.2	$186.9	$193.7
Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	269.3	381.0	367.9
Renewable energy debt financing[2] (term lending only)	Term lending	1,391.0	1,847.1	2,025.4
Other	Term lending	328.9	343.3	305.6
	TOTAL	$2,231.4	$2,758.3	$2,892.6

1. Interest income does not include any gain(loss) on sale of loans; 2. Total renewable energy debt financing outstanding was $2.25 billion as of 4Q26. The majority of these balances are in the term lending and SBA/USDA balance sheet categories.

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 30

WAREHOUSE FINANCE

LENDING

- Structured revolving asset-backed warehouse credit facilities used to finance specialty finance company originations
- Pathward as first-out participant sits in a risk reduced position benefiting from subordinate tranches below it
- Each credit facility is primarily secured by consumer and small business receivables (i.e.: installment loans, title loans, debt settlement fees, revenue-based financing and lease to own receivables)
- Structured waterfalls provide protection for Pathward in adverse trigger scenarios

8.69%
Q4 FY 2026 Quarterly Yield

10%
Of Loan Portfolio

($ in millions)

Lending Solution	Balance Sheet Category	4Q25	3Q26	4Q26
Warehouse	Warehouse finance	$645.2	$647.6	$527.0
	TOTAL	$645.2	$647.3	$527.0

WATERFALL

All Loan/Collateral Cash Flows

▼

Admin Fees (0-5%)

First-Out Tranche (Pathward Position)
$50M (50%)

Junior Tranche
$40M (40%)

Equity Tranche
$10M (10%)

$100M Facility
EXAMPLE

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Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 31

32Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 16.52% Q4 FY 2026 Quarterly Yield 2% Of Loan Portfolio Lending Solution Balance Sheet Category 4Q25 3Q26 4Q26 Credit Sponsorship Credit Sponsorship $93.3 $99.4 $108.4 TOTAL $93.3 $99.4 $108.4 ($ in millions) • Consumer credit programs with marketplace lenders offer Pathward a risk-adjusted return • Protected by certain layers of credit support and balance sheet flexibility • Programs are offered to strategic partners as part of multi-threaded sponsorship opportunities • Agreements typically provide for “excess spread” build-up and protection through a priority of payment within a waterfall CREDIT SPONSORSHIP LENDING WATERFALL Credit Sponsorship Payments - Principal, Interest, Fees Collection Account Principal Repayment to Pathward Principal Losses to Pathward Servicing Remaining excess spread to Pathward-owned escrow reserve Reserve release to partner is conditional (subordinate) based on product performance Pathward’s agreed upon interest return

33Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 1. Distribution by NAICS codes; excludes tax services, credit sponsorship and certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $117M. $1,397 $782 $721 $706 $335 $261 $237 $136 $119 $85 Utilities Construction Manufacturing Finance and Insurance Wholesale Trade Mining, Quarrying, and Oil and Gas Extraction Transportation and Warehousing Other Administrative, Support, Waste Management, and Remediation Services Real Estate and Rental and Leasing ($ in millions) TOP 10 LOAN AND LEASE CONCENTRATIONS BY INDUSTRY1

INTEREST RATE RISK MANAGEMENT (as of September 30, 2026)

EARNING ASSET PRICING ATTRIBUTES[1]



4%
38%
56%
2%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable
Federal Reserve Bank Deposits (Floating or Variable)

[1] *Fixed rate securities, loans and leases are shown for contractual periods.*

ASSET/LIABILITY GAP ANALYSIS



6,000
4,000
2,000
0
-2,000
Volume ($M)
Month 1-12
Month 13-36
Month 37-60
Month 61-180
Period Variance
Total Assets
Total Liabilities

12-MONTH INTEREST RATE SENSITIVITY FROM BASE NET INTEREST INCOME



15%
0%
-15%
Parallel Shock
Alternative Parallel Shock
Alternative Ramp
-200
-100
+100
+200

- Note: Parallel Shock is a statutorily required calculation of the impact of an immediate change in interest rates, assuming other variables remain unchanged. Ramp reflects additional modeling of more gradual increases in interest rates. The Alternative scenarios mirror the Parallel Shock and Ramp with the additional incorporation of the Company's card fee income and card processing expenses impacted by interest rates.
- Data presented on this page is reflective of the Company's balance sheet mix at a point in time and calculated for regulatory purposes. Future rate changes would impact a multitude of variables beyond the Company's control, and as a result, the data presented is not intended to be used for forward-looking modeling purposes.
- Interest rate risk modeling shows asset sensitive balance sheet; net interest income graph shows impact of an instantaneous, parallel rate shock and alternative views of a gradual parallel ramp and a parallel rate shock.
- Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps.

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 34

ASSET QUALITY (as of September 30, 2026)

NONPERFORMING LOANS ("NPLS")

($ in millions)



2.05%
2.15%
2.39%
5.28%
5.61%
$99.1
$109.1
$117.7
$275.1
$289.3
4Q25
1Q26
2Q26
3Q26
4Q26
NPLs
NPLs / Total Loans

NET CHARGE-OFFS ("NCOS")[1]

($ in millions)



3.70%
$46.2
1.55%
1.15%
$(2.2)
-0.18%
1.11%
0.43%
$5.8
1.28%
1.26%
$16.0
4.01%
$52.0
1.38%
4Q25
1Q26
2Q26
3Q26
4Q26
NCOs
NCOs / Average Loans
NCOs / Average Loans - LTM

ADJUSTED NET CHARGE-OFFS ("NCOS")[1]

($ in millions, excludes tax services NCOs and related seasonal average loans)



1.33%
1.13%
$16.5
0.79%
0.02%
$0.2
1.29%
0.82%
$15.6
1.35%
0.99%
$16.9
1.89%
1.14%
$24.4
4Q25
1Q26
2Q26
3Q26
4Q26
Adj. NCOs
Adj. NCOs / Adj. Average Loans
Adj. NCOs / Adj. Average Loans - LTM

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 1.89% of average loans in 4Q26
  - 1.14% of average loans over last 12 months
- Allowance for credit loss ("ACL") of $67.3 million as of September 30, 2026.

1. See appendix for non-GAAP reconciliations. Tax services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line. Net charge-offs presented above includes the gross accounting treatment over certain credit sponsorship programs, under which credit sponsorship charge-offs are protected by layers of credit support in the waterfall structure. The benefit of the credit enhancements related to these charge-offs are received and recorded separately in other noninterest expense.

pathward
Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 35

36Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation At September 30, 2026¹ Pathward Financial, Inc. Pathward, N.A. Tier 1 Leverage 9.85% 10.09% Common Equity Tier 1 11.83% 12.37% Tier 1 Capital 12.07% 12.37% Total Capital 13.59% 13.56% Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $162 Unpledged Investment Securities $105 FHLB Borrowing Capacity $382 Funds Available through Fed Discount Window $1,053 Unsecured Funding Providers $750 Custodial Deposit Balances Held at Other Banks $630 Total Liquidity $3,082 9.79% 9.51% 8.62% 9.66% 9.85%10.00% 9.84% 8.85% 9.91% 10.09% 4Q25 1Q26 2Q26 3Q26 4Q26 TIER 1 LEVERAGE RATIO 14.27% 13.67% 14.52% 13.33% 13.59%14.19% 13.73% 14.49% 13.31% 13.56% 4Q25 1Q26 2Q26 3Q26 4Q26 TOTAL CAPITAL RATIO Pathward Financial, Inc. Pathward, N.A. Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions 1. Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Capital ratios are preliminary pending completion and filing of the Company's and Bank's regulatory reports. CAPITAL AND SOURCES OF LIQUIDITY (as of September 30, 2026)

37Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation APPENDIX

NON-GAAP RECONCILIATION

Adjusted Annualized NCOs and Adjusted Average Loans and Leases

	For the quarter ended				
($ in thousands)	Sep 30, 2025	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026	Sep 30, 2026
Net charge-offs (recoveries)	46,219	(2,213)	5,837	16,029	52,025
Less: Tax services net charge-offs (recoveries)	29,769	(2,459)	(9,752)	(879)	27,588
Adjusted net charge-offs	16,450	246	15,589	16,908	24,437
Quarterly average loans and leases	4,952,436	4,998,057	5,526,297	5,082,469	5,149,208
Less: Quarterly average tax services loans	34,740	45,053	620,285	41,206	31,817
Adjusted quarterly average loans and leases	4,917,696	4,953,004	4,906,012	5,041,263	5,117,392
Annualized NCOs/average loans and leases	3.70%	(0.18%)	0.43%	1.26%	4.01%
Adjusted annualized NCOs/adjusted average loans and leases[1]	1.33%	0.02%	1.29%	1.35%	1.89%

	For the last twelve months ended				
($ in thousands)	Sep 30, 2025	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026	Sep 30, 2026
Net charge-offs	74,991	56,507	55,969	65,872	71,678
Less: Tax services net charge-offs (recoveries)	22,093	19,121	16,182	16,679	14,498
Adjusted net charge-offs	52,898	37,386	39,787	49,193	57,180
Average loans and leases	4,840,354	4,928,773	5,038,259	5,139,815	5,189,008
Less: Average tax services loans	167,947	170,014	185,778	185,321	184,590
Adjusted average loans and leases	4,672,407	4,758,759	4,852,481	4,954,494	5,004,418
NCOs/average loans and leases	1.55%	1.15%	1.11%	1.28%	1.38%
Adjusted NCOs/adjusted average loans and leases[1]	1.13%	0.79%	0.82%	0.99%	1.14%

1. Tax services NCOs and average loans are excluded to adjust for cyclicity of activity related to the overall economics of the Company's tax services business line.

pathward
Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 38

NON-GAAP RECONCILIATION

Net Interest Margin and Cost of Deposits

($ in thousands)	For the quarter ended													For the year ended	
	Sep-23	Dec-23	Mar-24	Jun-24	Sep-24	Dec-24	Mar-25	Jun-25	Sep-25	Dec-25	Mar-26	Jun-26	Sep-26	Sep-25	Sep-26
Average interest earning assets	6,727,076	7,035,624	7,638,907	6,804,507	6,928,365	6,736,877	7,761,138	6,602,267	6,803,398	6,812,693	7,653,765	6,876,094	6,873,252	6,972,641	7,051,152
Net interest income	114,158	118,927	128,634	122,750	127,514	125,251	136,279	122,313	127,952	119,338	125,124	112,913	117,559	511,794	474,934
Net interest margin	**6.73%**	**6.72%**	**6.77%**	**7.26%**	**7.32%**	**7.38%**	**7.12%**	**7.43%**	**7.46%**	**6.95%**	**6.63%**	**6.59%**	**6.79%**	**7.34%**	**6.74%**
Average total deposits	6,204,934	6,558,189	7,168,673	6,260,990	6,199,271	6,081,236	7,181,308	6,002,547	6,185,496	6,173,866	7,021,044	6,173,468	6,142,673	6,359,147	6,374,798
Deposit interest expense	1,954	3,526	6,685	1,689	1,119	775	4,086	287	283	206	4,274	140	124	5,430	4,744
Cost of deposits	0.12%	0.21%	0.38%	0.11%	0.07%	0.05%	0.23%	0.02%	0.02%	0.01%	0.25%	0.01%	0.01%	0.09%	0.07%

Adjusted Net Interest Margin[1] and Adjusted Cost of Deposits

($ in thousands)	For the quarter ended													For the year ended	
	Sep-23	Dec-23	Mar-24	Jun-24	Sep-24	Dec-24	Mar-25	Jun-25	Sep-25	Dec-25	Mar-26	Jun-26	Sep-26	Sep-25	Sep-26
Average interest earning assets	6,727,076	7,035,624	7,638,907	6,804,507	6,928,365	6,736,877	7,761,138	6,602,267	6,803,398	6,812,693	7,653,765	6,876,094	6,873,252	6,972,641	7,051,152
Net interest income	114,158	118,927	128,634	122,750	127,514	125,251	136,279	122,313	127,952	119,338	125,124	112,913	117,559	511,794	474,934
Less: Contractual, rate-related processing expense associated with deposits on the Company's balance sheet	21,929	25,891	28,024	25,320	24,631	24,241	26,852	23,831	24,346	23,013	23,971	21,897	21,625	99,270	90,506
Less: Gross interest income on credit sponsorship loans	8,396	9,566	10,753	11,457	11,823	11,936	11,937	10,717	10,456	905	814	718	509	45,046	2,946
Adjusted net interest income	83,833	83,470	89,857	85,973	91,060	89,074	97,490	87,765	93,150	95,420	100,339	90,298	95,425	367,478	381,482
Adjusted net interest margin	**4.94%**	**4.72%**	**4.73%**	**5.08%**	**5.23%**	**5.25%**	**5.09%**	**5.33%**	**5.43%**	**5.56%**	**5.32%**	**5.27%**	**5.51%**	**5.27%**	**5.41%**
Average total deposits	6,204,934	6,558,189	7,168,673	6,260,990	6,199,271	6,081,236	7,181,308	6,002,547	6,185,496	6,173,866	7,021,044	6,173,468	6,142,673	6,359,147	6,374,798
Deposit interest expense	1,954	3,526	6,685	1,689	1,119	775	4,086	287	283	206	4,274	140	124	5,430	4,744
Add: Contractual, rate-related processing expense associated with deposits on the Company's balance sheet	21,929	25,891	28,024	25,320	24,631	24,241	26,852	23,831	24,346	23,013	23,971	21,897	21,625	99,270	90,506
Adjusted deposit expense	23,883	29,417	34,709	27,009	25,750	25,016	30,938	24,118	24,629	23,219	28,245	22,037	21,749	104,700	95,250
Adjusted cost of deposits[2]	1.53%	1.78%	1.95%	1.74%	1.65%	1.63%	1.75%	1.61%	1.58%	1.49%	1.63%	1.43%	1.40%	1.65%	1.49%

1 Adjusted net interest margin includes contractual, rate-related processing expense associated with deposits on the Company's balance sheet and excludes the gross interest income on credit sponsorship loans. 2. Adjusted cost of deposits includes contractual, rate-related card processing expense associated with deposits on the Company's balance sheet.

pathward®
Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation
39

NON-GAAP RECONCILIATION

Efficiency Ratio

($ in thousands)	For the last twelve months ended Sep 30, 2025	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026	Sep 30, 2026
Noninterest expense – GAAP	560,067	559,483	554,762	544,561	529,476
Net interest income	511,794	505,882	494,727	485,327	474,934
Noninterest income	328,100	324,485	337,141	340,430	347,230
Total revenue -- GAAP	839,894	830,367	831,868	825,757	822,164
Efficiency ratio, LTM	66.68%	67.38%	66.69%	65.95%	64.40%

Adjusted Efficiency Ratio

($ in thousands)	For the last twelve months ended Sep 30, 2025	Dec 31, 2025	Mar 31, 2026	Jun 30, 2026	Sep 30, 2026
Noninterest expense – GAAP	560,067	559,483	554,762	544,561	529,476
Less: Contractual. rate-related card processing expense	104,081	102,258	99,297	97,405	95,433
Less: Gross accounting expense on credit sponsorship loans	20,034	15,919	10,416	5,521	253
Adjusted noninterest expense	435,952	441,306	445,049	441,635	433,790
Net interest income	511,794	505,882	494,727	485,327	474,934
Less: Contractual, rate-related card processing expense	104,081	102,258	99,297	97,405	95,433
Less: Gross interest income on credit sponsorship loans	45,045	34,014	22,891	12,893	2,946
Adjusted net interest income	362,668	369,610	372,539	375,029	376,555
Noninterest income	328,100	324,485	337,141	340,430	347,230
Adjusted total revenue	690,768	694,095	709,680	715,459	723,785
Adjusted efficiency ratio, LTM	63.11%	63.58%	62.71%	61.73%	59.93%

pathward®

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation 40

41Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation NON-GAAP RECONCILIATION 1. Amounts presented are used in the two-class earnings per common share calculation. Adjusted Net Income and Adjusted Earnings Per Share For the year ended ($ in thousands, except share and per share data) 2022 Net income – GAAP a 151,134 Less: Gain on sale of trademarks 50,000 Add: Rebranding expenses 13,148 Add: Separation related expenses 5,109 Add: Income tax effect 8,936 Adjusted net income b 128,327 Less: Allocation of earnings to participating securities1 2,105 Adjusted net income attributable to common shareholders 126,222 Adjusted earnings per common share, diluted $4.32 Average diluted shares 29,232,247 Adjusted Return on Average Assets and Adjusted Return on Average Tangible Equity Average assets c 7,094,028 Return on average assets (a / c) 2.13% Adjusted return on average assets (b / c) 1.81% Average equity d 770,856 Less: Average goodwill and intangible assets 339,179 Average tangible equity e 431,677 Return on average tangible equity (a / e) 35.01% Adjusted return on average tangible equity (b / e) 29.73%

42Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation Industry Terms Types of Payment Cards Banking-as-a-Service (BaaS): Providing financial services and solutions to third parties to offer through their distribution channels. Debit Card: A type of payment card typically tied to funds held in a deposit account. Credit Card: A type of payment card typically attached to a line of credit that a user can make purchases against. Prepaid Card: A type of payment card that holds a finite amount of funds and is not directly tied to a bank account or line of credit. Virtual Card: A digital counterpart to a payment card, generated with a unique card number to settle a particular transaction by an authorized user. These are often used for one-time, business-to-business payments. Payment Players Acquiring Bank: An acquiring bank provides merchant accounts that allow a business to accept card payments and works in conjunction with the acquirer processor. In some cases, the acquiring bank and acquirer processor are a single entity. Acquiring Processors: Acquiring processors connect directly with merchants, the network and the acquiring bank, or via a payment gateway, to facilitate payment acceptance at the merchant. They provide the technical capabilities to create the system of record to communicate with authorization and settlement entities. In some cases, the acquiring bank and acquirer processor are a single entity. Issuing Bank: The issuing bank enters a relationship with the cardholder, program manager, and enables cards on a given network. The issuing bank fills three primary roles in payment processing: it is a “network sponsor,” which means it can issue cards on a given payments network; it is a holder of funds (for example, for gift cards, deposit accounts and other non-credit cards); and it is a “settlement point,” managing a consumer’s account and paying out to the merchant’s account after a purchase. Issuing Processor: Connects directly with the networks and issuing bank to provide the system of record, authorize transactions and communicate with settlement entities. Fintech: Fintech refers to the integration of technology into offerings by financial services companies in order to improve use and delivery to consumers. Merchant: A merchant simply refers to any business that accepts card-based payments either via a physical swipe (at the point-of-sale) or virtually online. Program Manager: Businesses that manage various elements of a card program on behalf of the issuing bank. The program manager is responsible for defining the program, operating the program, and managing its profitability. The program manager typically is responsible for establishing relationships with processors, banks, payment networks, and distributors and for establishing account(s) at banks. DEFINITIONS Commercial Lending Terms Asset-Based Lending: Asset-based lending (ABL) refers to business loans that are secured based on assets as collateral, generally accounts receivable, inventory, equipment or other balance sheet assets. Accounts Receivable: Accounts receivable (A/R) financing refers to financing based on the value of a company’s accounts receivable (their invoices for goods or services) to another company. It is a subset of asset-based lending and is also known as factoring. Equipment Financing: Equipment financing refers to a loan used to purchase business equipment. The financing is provided through leases such as $1 Buyout, Fair Market Value (FMV), or through term loans. Leases may appear in Loans & Leases or Rental Equipment. Factoring: Factoring refers to financing based on the purchase of a company’s accounts receivables, their invoices for goods or services. It is a subset of asset-based lending and is also known as accounts receivable financing. Government Guaranteed Lending: A government guaranteed loan is a loan guaranteed by a government agency and financed through a lending financial entity. Government guaranteed loans include SBA loans and USDA loans. SBA Loan: An SBA loan refers to financing that is guaranteed by the Small Business Administration (SBA) and provided by a lending financial institution. SBA loans, such as an SBA 7(a) loan, may be easier for a small business to obtain because of the reduced risk for the lender. Lenders must meet sufficient requirements to be eligible as a lending entity. Term Loan: A term loan is a loan for a specific amount that has a specified interest rate and regular payment schedule to be repaid over a set period of time. USDA Loan: A USDA loan refers to financing guaranteed by the U.S. Department of Agriculture (USDA) as part of the Rural Development program and provided by a lending financial institution. USDA business loans, such as the USDA Business & Industry (B & I) loan, may be easier for a business to obtain because of the reduced risk for the lender. Lenders must meet sufficient requirements to be eligible as a lending entity.